Exhibit 10.81
FIRST AMENDMENT AND WAIVER TO CREDIT AND GUARANTY AGREEMENT
FIRST AMENDMENT AND WAIVER TO CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of February 13, 2009, by and among AMERICAN REPROGRAPHICS COMPANY, L.L.C., a California limited liability company (the “Borrower”), AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation (“Holdings”), and certain financial institutions listed on the signature pages hereto (the “Required Lenders”).
RECITALS
WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of December 6, 2007 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, Holdings and certain subsidiaries of the Borrower, as Guarantors, the financial institutions from time to time party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent; and
WHEREAS, the Company has requested that the Required Lenders agree to an extension of the deadline to deliver the Financial Plan for the Fiscal Year 2009, as set forth in Section 5.01(h) of the Credit Agreement, from January 30, 2009 to February 28, 2009 (the “Extension”);
WHEREAS, the Required Lenders have agreed to the Extension and are willing to agree to the amend Section 5.01(h) of the Credit Agreement to reflect the Extension; and
WHEREAS, in accordance with Section 10.02(b) of the Credit Agreement, the parties hereto seek to enter into this First Amendment to amend Section 5.01(h) of the Credit Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
1)	Amendment to Section 5.01(h).
Section 5.01(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(h) Financial Plan. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year (in the case of the 2009 Fiscal Year, no later than February 28, 2009), a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows for Holdings and its Subsidiaries for each month of such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.07 through the final maturity date of the Loans and (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Loans without giving effect to any additional debt or equity offerings not reflected in the Projections, together, in each case, with an explanation of the assumptions on which such forecasts are based all in a form and substance reasonably satisfactory to the Administrative Agent;”

2)
Limited Waiver. The Required Lenders hereby waive any Default which may exist under Section 5.01(h) of the Credit Agreement, such Waiver to be effective solely for the period commencing January 30, 2009 and ending on the Amendment Effective Date (as defined below). The waiver granted pursuant to this paragraph 2 shall be limited precisely as written, and shall not extend to any Default under any other provision of the Credit Agreement or to any Default under Section 5.01(h) of the Credit Agreement which may exist after the Amendment Effective Date.

3)
Representations of Holdings and the Borrower. Each of Holdings and the Borrower represents and warrants that, after giving effect to the waiver set forth in paragraph 2, (i) the representations and warranties of the Credit Parties set forth in Article 4 of the Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects on and as of such earlier date and (ii) no Default or Event of Default will have occurred and be continuing on the Amendment Effective Date.

4)	Effectiveness. This First Amendment shall become effective on the date when the following conditions are met (the “Amendment Effective Date”):
i)
the Administrative Agent shall have received from each of Holdings, the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

ii)
The Borrower shall have paid or reimbursed the Administrative Agent for all out-of-pocket costs and expenses (including, without limitation, the fees, charges and disbursements of counsel for the Administrative Agent) incurred in connection with the preparation of this First Amendment, to the extent invoiced to the Administrative Agent or the Borrower prior to the Amendment Effective Date.

5)	Miscellaneous.
i)
On and after the date hereof, each reference in the Credit Agreement to “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in any other Credit Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment.

ii)	Except as specifically amended by this First Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect.

iii)
Except to the extent specifically set forth in paragraph 2 hereof, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under the Credit Agreement or any other Credit Document.

iv)
Section headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the constructions of, or be taken into consideration in interpreting, this First Amendment.

v)	This First Amendment shall be construed in accordance with and governed by the law of the State of New York.

vi)
This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

AMERICAN REPROGRAPHICS COMPANY, L.L.C.
By:	/s/ JONATHAN R. MATHER
	Name:	Jonathan R. Mather
	Title:	Chief Financial Officer

AMERICAN REPROGRAPHICS COMPANY
By:	/s/ JONATHAN R. MATHER
	Name:	Jonathan R. Mather
	Title:	Chief Financial Officer

REQUIRED LENDERS:

JPMORGAN CHASE BANK, N.A.
By:	/s/ ANTHONY W. WHITE
	Name:	Anthony W. White
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ DOUG SLEEPER
	Name:	Doug Sleeper
	Title:	Managing Director

BANK OF AMERICA, N.A.
By:	/s/ DOUGLAS LIES
	Name:	Douglas Lies
	Title:	SVP/Sr. Client Manager

WELLS FARGO BANK, N.A.
By:	/s/ KEITH W. ENDERSEN
	Name:	Keith W. Endersen
	Title:	Vice President